UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amendment to 2012 Proxy Statement

This proxy statement amendment dated April 30, 2012, amends the proxy statement of Dollar Thrifty Automotive Group, Inc. filed with the Securities and Exchange Commission on April 26, 2012 (the “2012 Proxy Statement”) relating to the 2012 Annual Meeting of Stockholders to be held at 9:00 a.m., C.D.T., Thursday, June 7, 2012, at the Doubletree Hotel Warren Place, 6110 South Yale Avenue, Tulsa, Oklahoma.

The 2012 Proxy Statement stated on page 2 that Proposal No. 5 (Amendment to the Certificate of Incorporation to Increase the Authorized Common Share Capital) would be treated as a “non-routine” matter under the rules of the New York Stock Exchange (“NYSE”) and that brokerage firms that have not received voting instructions from their clients on this matter may not vote on this Proposal.

The NYSE has informed the Company that Proposal No. 5 will be treated as a “routine” matter under NYSE rules.  Accordingly, brokerage firms will be entitled to vote shares as to which their customers have not provided instructions with respect to Proposal No. 5.

Except as amended hereby, all information set forth in the 2012 Proxy Statement remains unchanged.